Exhibit 99.1

Global Payments Reports Fourth Quarter and Full Year 2023 Results

February 14, 2024

•Fourth quarter 2023 GAAP diluted earnings per share (EPS) of $1.38 and adjusted EPS of $2.65
•Fourth quarter 2023 GAAP revenue of $2.43 billion and adjusted net revenue of $2.19 billion, both an increase of 8%
•Expects to Launch Commerzbank Joint Venture in First Half of 2024
•Renews Agreements with Capital One Financial and Navy Federal Credit Union

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the fourth quarter and year ended December 31, 2023.

"We are pleased with our results for the fourth quarter and full year 2023 that were ahead of our initial expectations outlined last February,” said Cameron Bready, President and Chief Executive Officer. "Importantly, we saw consistent business performance throughout the year despite ongoing uncertainties, highlighting the durability and resiliency of our business model.”

Bready continued, “We also accomplished a great deal strategically last year, including successfully closing our acquisition of EVO Payments in March, providing further penetration into integrated payments, enhancing our B2B capabilities and expanding our exposure to stronger secular growth markets. Further, we completed the exit of our Netspend Consumer and Gaming Solutions businesses. These transactions represent important milestones as we seek to advance our strategy and operate a simpler business model centered on our core corporate and financial institution customer base.”

Bready concluded, “And we are already off to a great start in 2024. Our recently announced joint venture with Commerzbank will meaningfully expand our presence in Germany. This partnership allows us to deliver a comprehensive suite of innovative payment and commerce enablement solutions to merchants in the German market, capitalizing on the digitization trends in the largest economy in Europe. We are also pleased to announce we executed multi-year renewal agreements with two of our flagship Issuer Solutions clients, Capital One and Navy Federal.”

Exhibit 99.1
Fourth Quarter 2023 Summary
•GAAP revenues were $2.43 billion, compared to $2.25 billion in 2022; diluted earnings per share were $1.38, compared to $0.94 in the prior year; and operating margin was 20.5%, compared to 18.1% in the prior year.
•Adjusted net revenues increased 8% to $2.19 billion, compared to $2.02 billion in 2022.
•Adjusted earnings per share increased 10% to $2.65, compared to $2.42 in 2022.
•Adjusted operating margin expanded 30 basis points to 44.8%.

Full Year 2023 Summary
•GAAP revenues were $9.65 billion, compared to $8.98 billion in 2022; diluted earnings per share were $3.77, compared to $0.40 in the prior year; and operating margin was 17.8%, compared to 7.1% in the prior year.
•Adjusted net revenues increased 7% to $8.67 billion, compared to $8.09 billion in 2022.
•Adjusted earnings per share increased 12% to $10.42, compared to $9.32 in 2022.
•Adjusted operating margin expanded 90 basis points to 44.6%.

2024 Outlook
“We are pleased with our consistent execution and how our business is positioned as we enter 2024,” said Josh Whipple, Senior Executive Vice President and Chief Financial Officer. “The company expects adjusted net revenue to be in a range of $9.17 billion to $9.30 billion, reflecting growth of 6% to 7% and adjusted earnings per share to be in a range of $11.54 to $11.70, reflecting growth of 11% to 12% over 2023. Annual adjusted operating margin for 2024 is expected to expand by up to 50 basis points.”

Whipple concluded, “Our outlook for the year reflects the continued positive momentum in our business, while also accommodating a slightly more tempered economic environment given continued uncertainty.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on March 29, 2024 to shareholders of record as of March 15, 2024. The Board of Directors also approved an increase in the company's share repurchase authorization capacity to $2 billion.

Conference Call
Global Payments’ management will host a live audio webcast today, February 14, 2024, at 8:00 a.m. EST to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at

Exhibit 99.1
investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year.

Global Payments also has provided supplemental non-GAAP information to reflect the divestiture of the consumer portion of our Netspend business, which comprised our former Consumer Solutions segment, which closed in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 27,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning North America, Europe, Asia Pacific and Latin America. For more information, visit company.globalpayments.com and follow Global Payments on X, LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations,

Exhibit 99.1
estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2024; the effects of general economic conditions on our business; statements about the benefits of acquisitions or divestitures, including future financial and operating results, and the successful integration of our acquisitions or completion of anticipated benefits or strategic initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “could,” “should,” or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions; foreign currency exchange, inflation and rising interest rate risks; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the effect of a security breach or operational failure on our business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events

Exhibit 99.1
beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change

Revenues	$2,433,812	$2,252,984	8.0%	$9,654,419	$8,975,515	7.6%

Operating expenses:
Cost of service	922,284	927,911	(0.6)%	3,727,521	3,778,617	(1.4)%
Selling, general and administrative	1,015,164	919,495	10.4%	4,073,768	3,524,578	15.6%
Impairment of goodwill	—	—	—%	—	833,075	nm
Net (gain) loss on business dispositions	(2,351)	(2,051)	14.6%	136,744	199,094	(31.3)%
	1,935,097	1,845,355		7,938,033	8,335,364

Operating income	498,715	407,630	22.3%	1,716,386	640,151	168.1%

Interest and other income	38,881	8,544	355.1%	113,711	33,604	238.4%
Interest and other expense	(169,687)	(121,778)	39.3%	(660,150)	(449,433)	46.9%
	(130,806)	(113,234)		(546,439)	(415,829)

Income before income taxes and equity in income of equity method investments	367,909	294,396	25.0%	1,169,947	224,322	nm
Income tax expense	9,272	47,444	(80.5)%	209,020	166,694	25.4%
Income before equity in income of equity investments	358,637	246,952	45.2%	960,927	57,628	nm
Equity in income of equity method investments, net of tax	13,795	11,611	18.8%	67,896	85,685	(20.8)%
Net income	372,432	258,563	44.0%	1,028,823	143,313	nm
Net income attributable to noncontrolling interests	(11,136)	(9,257)	20.3%	(42,590)	(31,820)	33.8%
Net income attributable to Global Payments	$361,296	$249,306	44.9%	$986,233	$111,493	nm

Earnings per share attributable to Global Payments:
Basic earnings per share	$1.39	$0.94	47.9%	$3.78	$0.41	nm
Diluted earnings per share	$1.38	$0.94	46.8%	$3.77	$0.40	nm

Weighted-average number of shares outstanding:
Basic	260,375	265,637		261,126	275,191
Diluted	261,102	265,963		261,698	275,576

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change

Adjusted net revenue	$2,186,240	$2,022,309	8.1%	$8,670,965	$8,091,650	7.2%

Adjusted operating income	$978,506	$898,201	8.9%	$3,867,524	$3,533,644	9.4%

Adjusted net income attributable to Global Payments	$692,206	$643,082	7.6%	$2,727,407	$2,569,331	6.2%

Adjusted diluted earnings per share attributable to Global Payments	$2.65	$2.42	9.5%	$10.42	$9.32	11.8%

Supplemental Non-GAAP⁽¹⁾

Adjusted net revenue⁽¹⁾	$2,186,240	$1,898,631	15.1%	$8,525,523	$7,527,748	13.3%

Adjusted operating income⁽¹⁾	$978,506	$839,787	16.5%	$3,794,294	$3,345,706	13.4%

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(1)The supplemental non-GAAP information reflects the divestiture of our consumer business which closed in April 2023.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	December 31, 2023		December 31, 2022		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,819,885	$1,670,482	$1,553,856	$1,409,564	17.1%	18.5%
Issuer Solutions	629,674	530,649	582,616	501,326	8.1%	5.8%
Consumer Solutions	—	—	142,401	136,491	nm	nm
Intersegment eliminations	(15,747)	(14,891)	(25,889)	(25,072)	39.2%	40.6%
	$2,433,812	$2,186,240	$2,252,984	$2,022,309	8.0%	8.1%

Operating income (loss):
Merchant Solutions	$596,633	$797,346	$509,682	$681,718	17.1%	17.0%
Issuer Solutions	117,419	251,003	112,025	241,919	4.8%	3.8%
Consumer Solutions	—	—	(14,141)	58,414	nm	nm
Corporate	(217,688)	(69,843)	(201,987)	(83,850)	(7.8)%	16.7%
Net gain on business dispositions	2,351	—	2,051	—	(14.7)%	nm
	$498,715	$978,506	$407,630	$898,201	22.3%	8.9%

	Years Ended
	December 31, 2023		December 31, 2022		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$7,151,793	$6,536,966	$6,204,917	$5,630,713	15.3%	16.1%
Issuer Solutions	2,398,870	2,045,883	2,245,623	1,943,087	6.8%	5.3%
Consumer Solutions	182,740	163,027	620,482	609,833	nm	nm
Intersegment eliminations	(78,984)	(74,911)	(95,507)	(91,983)	17.3%	18.6%
	$9,654,419	$8,670,965	$8,975,515	$8,091,650	7.6%	7.2%

Operating income (loss):
Merchant Solutions	$2,345,255	$3,148,540	$2,040,255	$2,758,004	14.9%	14.2%
Issuer Solutions	409,807	948,799	356,215	881,980	15.0%	7.6%
Consumer Solutions	(3,908)	73,230	53,594	187,936	nm	nm
Corporate	(898,024)	(303,045)	(777,744)	(294,278)	(15.5)%	(3.0)%
Impairment of goodwill	—	—	(833,075)	—	nm	—%
Net loss on business dispositions	(136,744)	—	(199,094)	—	31.3%	nm
	$1,716,386	$3,867,524	$640,151	$3,533,644	168.1%	9.4%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$2,088,887	$1,997,566
Accounts receivable, net	1,120,078	998,332
Settlement processing assets	4,097,417	2,519,114
Current assets held for sale	6,451	138,815
Prepaid expenses and other current assets	760,926	660,321
Total current assets	8,073,759	6,314,148
Goodwill	26,743,523	23,320,736
Other intangible assets, net	10,168,046	9,658,374
Property and equipment, net	2,190,005	1,838,809
Deferred income taxes	111,712	37,907
Noncurrent assets held for sale	327	1,295,799
Notes receivable	713,123	—
Other noncurrent assets	2,569,691	2,343,241
Total assets	$50,570,186	$44,809,014

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$981,244	$747,111
Current portion of long-term debt	620,585	1,169,330
Accounts payable and accrued liabilities	2,823,638	2,442,560
Settlement processing obligations	3,698,921	2,413,799
Current liabilities held for sale	1,341	125,891
Total current liabilities	8,125,729	6,898,691
Long-term debt	15,692,297	12,289,248
Deferred income taxes	2,242,105	2,428,412
Noncurrent liabilities held for sale	—	4,478
Other noncurrent liabilities	722,540	647,975
Total liabilities	26,782,671	22,268,804
Commitments and contingencies
Redeemable noncontrolling interests	507,965	—
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at December 31, 2023 and 2022; 260,382,746 shares issued and outstanding at December 31, 2023 and 263,081,872 shares issued and outstanding at December 31, 2022	—	—
Paid-in capital	19,800,953	19,978,095
Retained earnings	3,457,182	2,731,380
Accumulated other comprehensive loss	(258,925)	(405,969)
Total Global Payments shareholders’ equity	22,999,210	22,303,506
Nonredeemable noncontrolling interests	280,340	236,704
Total equity	23,279,550	22,540,210
Total liabilities, redeemable noncontrolling interests and equity	$50,570,186	$44,809,014

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Years Ended December 31,
	2023	2022

Cash flows from operating activities:
Net income	$1,028,823	$143,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	458,157	399,486
Amortization of acquired intangibles	1,318,535	1,262,969
Amortization of capitalized contract costs	123,405	109,701
Share-based compensation expense	208,994	163,261
Provision for operating losses and credit losses	97,103	116,879
Noncash lease expense	65,307	78,935
Deferred income taxes	(499,974)	(315,495)
Equity in income of equity method investments, net of tax	(67,896)	(85,685)
Facilities exit charges	5,994	30,437
Distributions received on investments	18,267	45,521
Impairment of goodwill	—	833,075
Net loss on business dispositions	136,744	199,094
Other, net	18,545	993
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(78,647)	(111,974)
Settlement processing assets and obligations, net	(345,898)	(313,333)
Prepaid expenses and other assets	(289,826)	(295,980)
Accounts payable and other liabilities	51,108	(17,157)
Net cash provided by operating activities	2,248,741	2,244,040
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(4,225,610)	(65,672)
Capital expenditures	(658,142)	(615,652)
Issuance of notes receivable	(50,000)	—
Repayment of notes receivable	50,000	—
Net cash from sales of businesses	479,067	(29,755)
Proceeds from sale of investments	42,135	33,046
Other, net	1,438	2,496
Net cash used in investing activities	(4,361,112)	(675,537)
Cash flows from financing activities:
Net borrowings from settlement lines of credit	220,682	285,644
Net borrowings from commercial paper notes	1,367,859	—
Proceeds from long-term debt	10,336,850	9,812,289
Repayments of long-term debt	(9,099,938)	(7,895,131)
Payments of debt issuance costs	(12,735)	(48,635)
Repurchases of common stock	(418,272)	(2,921,307)
Proceeds from stock issued under share-based compensation plans	60,345	44,127
Common stock repurchased - share-based compensation plans	(41,225)	(38,601)
Distributions to noncontrolling interests	(32,997)	(23,031)
Proceeds from noncontrolling interests	26,205	—
Payment of contingent consideration in business combination	(5,222)	(15,726)
Purchase of capped calls related to issuance of convertible notes	—	(302,375)
Dividends paid	(260,431)	(273,955)
Net cash provided by (used in) financing activities	2,141,121	(1,376,701)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	12,519	(99,219)
Increase in cash, cash equivalents and restricted cash	41,269	92,583
Cash, cash equivalents and restricted cash, beginning of the period	2,215,606	2,123,023
Cash, cash equivalents and restricted cash, end of the period	$2,256,875	$2,215,606

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,433,812	$(247,572)	$—	$—	$2,186,240

Operating income	$498,715	$510	$479,281	$—	$978,506

Net income attributable to Global Payments	$361,296	$510	$478,613	$(148,213)	$692,206

Diluted earnings per share attributable to Global Payments	$1.38				$2.65

Diluted weighted average shares outstanding	261,102				261,102

	Three Months Ended December 31, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,252,984	$(230,675)	$—	$—	$2,022,309

Operating income	$407,630	$(5,255)	$495,825	$—	$898,201

Net income attributable to Global Payments	$249,306	$(5,255)	$498,493	$(99,462)	$643,082

Diluted earnings per share attributable to Global Payments	$0.94				$2.42

Diluted weighted average shares outstanding	265,963				265,963

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2023 and 2022, net revenue adjustments also included $0.5 million and $0.7 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended December 31, 2022 also included a $5.9 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the three months ended December 31, 2023, earnings adjustments to operating income included $332.5 million in cost of services (COS) and $149.2 million in selling, general and administrative expenses (SG&A). Adjustments to COS consisted of amortization of acquired intangibles of $332.5 million. Adjustments to SG&A included share-based compensation expense of $35.7 million, acquisition, integration and separation expenses of $97.5 million, facilities exit charges of $3.5 million, employee severance charges of $7.9 million, and other items of $4.6 million. Earnings adjustments to operating income also included a $2.4 million gain on business dispositions.

For the three months ended December 31, 2022, earnings adjustments to operating income included $302.1 million in COS and $195.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $300.6 million and other items of $1.5 million. Adjustments to SG&A included share-based compensation expense of $40.8 million, acquisition, integration and separation expenses of $147.1 million, facilities exit charges of $7.1 million, and other items of $0.8 million.

Acquisition, integration and separation expenses for the three months ended December 31, 2022 included $76.5 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended December 31, 2022, earnings adjustments to operating income also included a $2.1 million favorable adjustment to loss on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the three months ended December 31, 2023, income taxes on adjustments include the removal of tax benefits related to corporate restructuring.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended December 31, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$9,654,419	$(983,454)	$—	$—	$8,670,965

Operating income	$1,716,386	$(17,590)	$2,168,728	$—	$3,867,524

Net income attributable to Global Payments	$986,233	$(17,590)	$2,186,359	$(427,595)	$2,727,407

Diluted earnings per share attributable to Global Payments	$3.77				$10.42

Diluted weighted average shares outstanding	261,698				261,698

	Year Ended December 31, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$8,975,515	$(883,865)	$—	$—	$8,091,650

Operating income	$640,151	$(3,735)	$2,897,227	$—	$3,533,644

Net income attributable to Global Payments	$111,493	$(3,735)	$2,891,721	$(430,148)	$2,569,331

Diluted earnings per share attributable to Global Payments	$0.40				$9.32

Diluted weighted average shares outstanding	275,576				275,576
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the years ended December 31, 2023 and 2022, net revenue adjustments also included $2.1 million and $6.9 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the years ended December 31, 2023 and 2022, also included a $19.7 million and $10.6 million adjustment, respectively, to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the year ended December 31, 2023, earnings adjustments to operating income included $1,321.2 million in COS and $710.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,318.5 million and other items of $2.7 million. Adjustments to SG&A included share-based compensation expense of $209.0 million, acquisition, integration and separation expenses of $433.9 million, facilities exit charges of $18.5 million, employee severance charges of $39.4 million, and other items of $10.0 million. Earnings adjustments to operating income also included a $136.7 million loss on business dispositions.

Acquisition, integration and separation expenses for the year ended December 31, 2023 included $93.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

Earnings adjustments to net income also included an allowance for current expected credit losses (CECL) of $15.2 million within interest and other expense related to the seller financing issued in connection with the business dispositions.

For the year ended December 31, 2022, earnings adjustments to operating income included $1,266.1 million in COS and $598.9 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,263.0 million and other items of $3.1 million. Adjustments to SG&A included share-based compensation expense of $163.3 million, acquisition, integration and separation expenses of $366.7 million, facilities exit charges of $47.1 million, and other items of $21.8 million.

Acquisition, integration and separation expenses for the year ended December 31, 2022 included $110.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the year ended December 31, 2022, earnings adjustments to operating income also included a $833.1 million noncash goodwill impairment charge related to our former Business and Consumer Solutions segment, and a $199.1 million loss on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the year ended December 31, 2023, income taxes on adjustments include the removal of tax expense related to business dispositions and removal of tax benefits related to corporate restructuring.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,819,885	$(149,403)	$—	$1,670,482
Issuer Solutions	629,674	(99,025)	—	530,649
Consumer Solutions	—	—	—	—
Intersegment Elimination	(15,747)	856	—	(14,891)
	$2,433,812	$(247,572)	$—	$2,186,240

Operating income:
Merchant Solutions	$596,633	$—	$200,713	$797,346
Issuer Solutions	117,419	510	133,074	251,003
Consumer Solutions	—	—	—	—
Corporate	(217,688)	—	147,845	(69,843)
Net gain on business dispositions	2,351	—	(2,351)	—
	$498,715	$510	$479,281	$978,506

	Three Months Ended December 31, 2022
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,553,856	$(144,292)	$—	$1,409,564	$—	$1,409,564
Issuer Solutions	582,616	(81,290)	—	501,326	—	501,326
Consumer Solutions	142,401	(5,910)	—	136,491	(136,491)	—
Intersegment Elimination	(25,889)	817	—	(25,072)	12,813	(12,259)
	$2,252,984	$(230,675)	$—	$2,022,309	$(123,678)	$1,898,631

Operating income:
Merchant Solutions	$509,682	$14	$172,022	$681,718	$—	$681,718
Issuer Solutions	112,025	642	129,252	241,919	—	241,919
Consumer Solutions	(14,141)	(5,910)	78,466	58,414	(58,414)	—
Corporate	(201,987)	—	118,137	(83,850)	—	(83,850)
Net gain on business dispositions	2,051	—	(2,051)	—	—	—
	$407,630	$(5,255)	$495,825	$898,201	$(58,414)	$839,787
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2023 and 2022, net revenue adjustments also included $0.5 million and $0.7 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended December 31, 2022 also included a $5.9 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the three months ended December 31, 2023, earnings adjustments to operating income included $332.5 million in COS and $149.2 million in SG&A. Adjustments to COS consisted of amortization of acquired intangibles of $332.5 million. Adjustments to SG&A included share-based compensation expense of $35.7 million, acquisition, integration and separation expenses of $97.5 million, facilities exit charges of $3.5 million, employee severance charges of $7.9 million, and other items of $4.6 million. Earnings adjustments to operating income also included a $2.4 million gain on business dispositions.

For the three months ended December 31, 2022, earnings adjustments to operating income included $302.1 million in COS and $195.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $300.6 million and other items of $1.5 million. Adjustments to SG&A included share-based compensation expense of $40.8 million, acquisition, integration and separation expenses of $147.1 million, facilities exit charges of $7.1 million, and other items of $0.8 million.

Acquisition, integration and separation expenses for the three months ended December 31, 2022 included $76.5 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended December 31, 2022, earnings adjustments to operating income also included a $2.1 million favorable adjustment to loss on business dispositions.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended December 31, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$7,151,793	$(614,827)	$—	$6,536,966	$—	$6,536,966
Issuer Solutions	2,398,870	(352,987)	—	2,045,883	—	2,045,883
Consumer Solutions	182,740	(19,713)	—	163,027	(163,027)	—
Intersegment Elimination	(78,984)	4,073	—	(74,911)	17,585	(57,326)
	$9,654,419	$(983,454)	$—	$8,670,965	$(145,442)	$8,525,523

Operating income (loss):
Merchant Solutions	$2,345,255	$23	$803,262	$3,148,540	$—	$3,148,540
Issuer Solutions	409,807	2,100	536,892	948,799	—	948,799
Consumer Solutions	(3,908)	(19,713)	96,851	73,230	(73,230)	—
Corporate	(898,024)	—	594,979	(303,045)	—	(303,045)
Net loss on business dispositions	(136,744)	—	136,744	—	—	—
	$1,716,386	$(17,590)	$2,168,728	$3,867,524	$(73,230)	$3,794,294

	Year Ended December 31, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$6,204,917	$(574,204)	$—	$5,630,713	$—	$5,630,713
Issuer Solutions	2,245,623	(302,536)	—	1,943,087	—	1,943,087
Consumer Solutions	620,482	(10,649)	—	609,833	(609,833)	—
Intersegment Elimination	(95,507)	3,524	—	(91,983)	45,931	(46,052)
	$8,975,515	$(883,865)	$—	$8,091,650	$(563,902)	$7,527,748

Operating income (loss):
Merchant Solutions	$2,040,255	$166	$717,583	$2,758,004	$—	$2,758,004
Issuer Solutions	356,215	6,748	519,017	881,980	—	881,980
Consumer Solutions	53,594	(10,649)	144,991	187,936	(187,936)	—
Corporate	(777,744)	—	483,466	(294,278)	—	(294,278)
Impairment of goodwill	(833,075)	—	833,075	—	—	—
Net loss on business dispositions	(199,094)	—	199,094	—	—	—
	$640,151	$(3,735)	$2,897,227	$3,533,644	$(187,936)	$3,345,706
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the years ended December 31, 2023 and 2022, net revenue adjustments also included $2.1 million and $6.9 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the years ended December 31, 2023 and 2022, also included a $19.7 million and $10.6 million adjustment, respectively, to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the year ended December 31, 2023, earnings adjustments to operating income included $1,321.2 million in COS and $710.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,318.5 million and other items of $2.7 million. Adjustments to SG&A included share-based compensation expense of $209.0 million, acquisition, integration and separation expenses of $433.9 million, facilities exit charges of $18.5 million, employee severance charges of $39.4 million, and other items of $10.0 million. Earnings adjustments to operating income also included a $136.7 million loss on business dispositions.

Acquisition, integration and separation expenses for the year ended December 31, 2023 included $93.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the year ended December 31, 2022, earnings adjustments to operating income included $1,266.1 million in COS and $598.9 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,263.0 million and other items of $3.1 million. Adjustments to SG&A included share-based compensation expense of $163.3 million, acquisition, integration and separation expenses of $366.7 million, facilities exit charges of $47.1 million, and other items of $21.8 million.

Acquisition, integration and separation expenses for the year ended December 31, 2022 included $110.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the year ended December 31, 2022, earnings adjustments to operating income also included a $833.1 million noncash goodwill impairment charge related to our former Business and Consumer Solutions segment, and a $199.1 million loss on business dispositions.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2023	2024 Outlook	Growth
Revenues:
GAAP revenues	$9,654	$10,130 to $10,260	5% to 6%
Adjustments(1)	(983)	(960)
Adjusted net revenue	$8,671	$9,170 to $9,300	6% to 7%

Earnings Per Share:
GAAP diluted EPS	$3.77	$5.57 to $5.73	nm
Adjustments(2)	6.65	5.97
Adjusted EPS	$10.42	$11.54 to $11.70	11% to 12%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses, as well as adjustments to exclude revenues that were associated with certain excluded expenses of our consumer business which was classified as assets held for sale on our balance sheet.

(2)Adjustments to 2023 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $3.88, 3) share-based compensation expense of $0.62, 4) acquisition, integration, and separation expense of $1.22, 5) facilities exit charges of $0.05, 6) equity method investment earnings from our interest in a private equity investment fund of $0.02, 7) discrete tax items of $0.28, 8) gain/loss on business dispositions of $0.40, 9) other income and expense of $0.06, 10) the effect of noncontrolling interests and income taxes, as applicable, and 11) other items of $0.11.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.

Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and earnings per share determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies. Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition, integration and separation expense, gain or losses on business divestitures, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.